ROYALE ENERGY, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on July 7, 2003, at the Annual Meeting of Shareholders to be held in the Doubletree Hotel, Mission Valley, 7450 Hazard Center Drive, San Diego, California 92108, on July 7, 2003, at 10:00 a.m., Pacific Daylight Time.

1.	ELECTION OF DIRECTORS or any adjournment thereof. FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).
_____

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Harry E. Hosmer	Stephen M. Hosmer	George M. Watters	Gilbert C.L. Kemp
Donald H. Hosmer	Oscar Hildebrandt	Rodney Nahama

2.	To ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as the Company’s independent accountants.

For _____	Against _____	Abstain _____

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

For _____	Against _____	Abstain _____

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 - 3.

Please sign and date this Proxy. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title. Proxies received in this office later than 5:00 P.M. on July 6, 2003, will not be voted upon unless the shareholders are present to vote their shares.

Dated: __________

(Please mark, sign, date and return the Proxy Card promptly.)

—————————————— Signature	—————————————— Signature if held jointly